Prudential Investment Portfolios 7
Gateway Center Three
100 Mulberry Street, 9th Floor
Newark, NJ 07102-4077


      								November 22, 2011

Securities and Exchange Commission
450 Fifth Street, NW
Washington, DC 20549



	Re:	Rule 24f-2 Notice for Prudential Investment Portfolios 7
     		File Nos. 033-09269 and 811-04864


		On behalf of Prudential Investment Portfolios 7 enclosed for filing under the Investment Company Act of 1940 is one copy of the Rule 24f-2 Notice.
This document has been filed using the EDGAR system. Should you have any questions, please contact me at (973) 367-1220.





								Very truly yours,
      								/s/ M. Sadiq Peshimam
      								M. Sadiq Peshimam
								Assistant Treasurer